Exhibit 10.8

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of December 17, 2012 (this “Amendment”), amends the Credit Agreement, dated as of December 7, 2010 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 5, 2011, and as further amended or otherwise modified from time to time, the “Credit Agreement”), by and among DTLR, INC., a Maryland corporation (“DTLR”), the other Borrowers (as defined in the Credit Agreement) party thereto, DTLR HOLDING, INC., a Delaware corporation (“Parent”), as a guarantor, LEVTRAN ENTERPRISES ACQUISITION, INC., a Delaware corporation (“Levtran Acquisition”, and together with Parent and each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a “Guarantor” and collectively, “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo”), as administrative agent and collateral agent for itself, Documentation Agent (as defined below), L/C Issuer (as defined below) and other Lender Parties (as defined in the Credit Agreement) (in such capacities, together with its successors and assigns, in such capacities, if any, “Agent”), GOLUB CAPITAL LLC, a Delaware limited liability company formerly known as Golub Capital Management LLC (in its individual capacity, “Golub”), as documentation agent for the Lender Parties (as defined in the Credit Agreement) (in such capacity, together with its successors and assigns, in such capacity, if any, “Documentation Agent”), Wells Fargo, as L/C Issuer (in such capacity, together with its such successors and assigns, if any, “L/C Issuer”), Wells Fargo Capital Finance, LLC and Golub as co-bookrunners (in such capacity, each a “Co-Bookrunner” and collectively, the “Co-Bookrunners”) and the Lenders from time to time parties hereto.

Preamble

The Credit Parties (as defined in the Credit Agreement), the Lenders, the Agent and the Documentation Agent wish to amend the Credit Agreement.  Accordingly, the parties hereto hereby agree as follows:

1.              Definitions in this Amendment.  All capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.              Amendment to Appendix A to the Credit Agreement (Definitions).

(a)                                 The following new definitions are hereby added to Appendix A to the Credit Agreement, in alphabetical order:

“‘Amendment No. 2’ means Amendment No. 2 to Credit Agreement, dated as of December 17, 2012, by and among the Credit Parties, the Lenders, the Agent and the Documentation Agent.”

“‘Amendment No. 2 Effective Date’ means the date Amendment No. 2 becomes effective in accordance with the terms and conditions set forth therein.”

(b)                                 Each of the following definitions set forth in Appendix A to the Credit Agreement are hereby amended and restated in its entirety, to read as follows:

“‘Term Loan A’ shall mean, collectively, the term loans made by Term Loan A Lenders to Borrowers on (i) the Closing Date pursuant to Section 2.2(a) in the aggregate original principal amount of Twenty Million Dollars ($20,000,000), (ii) on the Amendment No. 1 Effective Date pursuant to Section 2.2(a) (as amended by Amendment No.1) in the aggregate principal amount of Eight Million Dollars ($8,000,000), and (iii) on the Amendment No. 2 Effective Date pursuant to Section 2.2(a) (as amended by Amendment No. 2) in the aggregate principal amount of Twenty Six Million Eight Hundred Fifty Thousand Dollars ($26,850,000).”

“‘Term Loan A Cap’ shall mean, on any date of determination thereof, an amount equal to the result of (a) $54,850,000, plus (b) Protective Advances made by Documentation Agent, minus (c) the aggregate amount of all payments of the principal of the Term Loan A hereunder made since the Closing Date.”

(c)                                  Subclause (iii) of the definition of “Commitment” set forth in Appendix A to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(iii) (A) with respect to the Term Loan A made on the Closing Date, as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to fund its Pro Rata Share of the Term Loan A, as set forth on Schedule A (as in effect on the Closing Date) or in the most recent Lender Addition Agreement, if any, executed by such Term Loan A Lender, (B) with respect to the additional Term Loan A made on the Amendment No. 1 Effective Date, as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to fund its Pro Rata Share of the additional Term Loan A made on the Amendment No. 1 Effective Date, as set forth on Schedule A (as amended by Amendment No. 1) or in the most recent Lender Addition Agreement, if any, executed by such Term Loan A Lender, and (C) with respect to the additional Term Loan A made on the Amendment No. 2 Effective Date, as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to fund its Pro Rata Share of the additional Term Loan A made on the Amendment No. 2 Effective Date, as set forth on Schedule A (as amended by Amendment No. 2) or in the most recent Lender Addition Agreement, if any, executed by such Term Loan A Lender “

(d)                                 The definition of “Prepayment Fee” set forth in Appendix A to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Prepayment Fee’ shall mean, as of any date of determination, an amount equal to:

(i)                                     with respect to the Revolving Facility, (a) from the Closing Date through and including the date that is the first anniversary of the Closing Date, 1.0% of the Facility Cap, (b) from the next succeeding day through and including the date that is the second anniversary of the Closing Date, 0.5% of the Facility Cap, and (c) thereafter, zero; provided, that no such fee shall be payable in connection with an initial Public Offering of the Parent or any of its Subsidiaries if (x) such initial Public Offering occurs after the date that is nine months after the Closing Date, but prior to the date that is the second anniversary of the Closing Date or (y) Wells Fargo (or one of its Affiliates) is the agent under a new credit facility for the Parent and its Subsidiaries established concurrently with such initial Public Offering; and

(ii)                                  with respect to the Term Loan A, (a) during the period of time after the Amendment No. 2 Effective Date up to the date that is the first anniversary of the Amendment No. 2 Effective Date, 2.0% times the principal amount of the Term Loan A prepaid on such date (or required to be prepaid), (b) during the period of time after the first anniversary of the Amendment No. 2 Effective Date up to the date that is the second anniversary of the Amendment No. 2 Effective Date, 1.0% times the principal amount of the Term Loan A prepaid on such date (or required to be prepaid), and (c) at all times thereafter, zero; provided, that, in connection with the sale of a Borrower, Borrowers shall only be required to pay 50% of the prepayment fee that would otherwise be due payable in connection with such sale.”

3.              Amendment to Section 2.2(a) of the Credit Agreement (Term Loans).  Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(a)                           Each Term Loan A Lender that had a Commitment to provide a Term Loan A on the Closing Date made its portion of the initial Term Loan A to the Borrowers on the Closing Date, which Term Loan A was, in the aggregate for all Term Loan A Lenders on the Closing Date, in the original principal amount of Twenty Million Dollars ($20,000,000).  Each Term Loan A Lender that had a Commitment to provide an additional Term Loan A on the Amendment No. 1 Effective Date made its portion of the additional Term Loan A to the Borrowers on the Amendment No. 1 Effective Date, which additional Term Loan A was, in the aggregate for all Term Loan A Lenders on the Amendment No. 1 Effective Date, in the original principal amount of Eight Million Dollars ($8,000,000).  As of the Amendment No. 2 Effective Date, prior to giving effect to any transactions contemplated to occur on such date, the aggregate outstanding principal amount of the Term Loan A is $25,950,000.  Subject to the terms and conditions set forth in this Agreement, on the Amendment No. 2 Effective Date, the Term Loan A Lenders with a Commitment to make an additional Term Loan A (as set forth on Schedule A, as such schedule is amended pursuant to Amendment No. 2) shall make an additional Term Loan A to the Borrowers in the amount of their respective Commitments to make the additional Term Loan A, which additional Term Loan A shall be, in the aggregate for all Term Loan A Lenders, in the original principal amount of Twenty Six Million Eight Hundred Fifty Thousand Dollars ($26,850,000).  On the Amendment No. 2 Effective Date, after giving effect to the additional Term Loan A to be made on such date, the aggregate outstanding principal amount of the Term Loan A is $52,800,000.  The Term Loan A is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Term Loan A shall permanently reduce the Term Loan A.  The obligations of Term Loan A Lenders hereunder are several and not joint or joint and several.  Borrowers irrevocably authorize Agent and Term Loan A Lenders to disburse the proceeds of the additional Term Loan A on the Amendment No. 2 Effective Date in accordance with the applicable Borrowing Certificate.”

4.              Amendment to Section 2.9(b)(i) of the Credit Agreement (Term Loan Amortization).  Section 2.9(b)(i) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(i)                               The outstanding principal of the Term Loan A shall be repayable as follows: (i) in four (4) consecutive quarterly installments, each in an amount equal to $250,000, on April 30, 2011, July 30, 2011, October 29, 2011, and January 28, 2012, followed by (ii) four (4) consecutive quarterly installments, each in an amount equal to $350,000, on April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013, and (iii) thereafter, in consecutive quarterly installments, each in an amount equal to $660,000, commencing on May 4, 2013 and on the last day of each Fiscal Quarter thereafter prior to the Maturity Date.”

5.              Amendment to Section 2.9(e) of the Credit Agreement (Excess Cash Flow).  Section 2.9(e) of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

“Notwithstanding anything to the contrary contained herein, Parent shall not be required to make any payment under this Section 2.9(e) with any portion of Excess Cash Flow for the Fiscal Year of the Parent ending February 2, 2013.”

6.              Amendment to Section 5.13 of the Credit Agreement (No Default; Solvency).  Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“Section 5.13.  No Default; Solvency

No Default or Event of Default exists.  After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to the making of each Advance under the Revolving Facility (including, without limitation, the Initial Advance), the funding of the Term Loans on the Closing Date, and the issuance, amendment, renewal, extension or other modification of each Letter of Credit, the Credit Parties, on a consolidated basis, are Solvent.  No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Credit Party.”

7.              Amendment to Section 6.6 of the Credit Agreement (Use of Proceeds).  The second paragraph in Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“Borrowers shall use the proceeds from the Term Loan A solely for the following purposes: (a) on the Closing Date, to refinance existing Indebtedness of Borrowers, including the entire Term Loan B and the entire Term Loan C, (b) on the Closing Date, to refinance a portion of the Original Term Loan D, (c) on the Amendment No. 1 Effective Date, to refinance the entire remaining amount of the Term Loan D, (d) on the Closing Date, to pay fees and expenses in connection with the transactions contemplated hereby, (e) on the Amendment No. 2 Effective Date, to (i) pay a dividend to the extent permitted under Section 7.5(e) (as amended by Amendment No. 2), (ii) to repay the Seller Subordinated Note, and (iii) to pay fees and expenses in connection with the transactions contemplated to occur on the Amendment No. 2 Effective Date, and (f) thereafter from time to time for the generation of Accounts, for the purchase of Inventory, other working capital purposes, Capital Expenditures and for payments from time to time owing to Agent, Documentation Agent, L/C Issuer and other Lender Parties under the Loan Documents and for any other general corporate purposes of Borrowers permitted by the Loan Documents and not otherwise prohibited by applicable law.”

8.              Amendment to Section 7.5(e) of the Credit Agreement (Restricted Payments).  Section 7.5(e) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(e)                            on the Amendment No. 2 Effective Date, Parent, Levtran Acquisition and DTLR may make cash Distributions and/or pay cash dividends to Parent’s direct and indirect equity holders and certain members of management in an aggregate amount not to exceed $16,333,233;”

9.              Amendment to Section 7.5(g) of the Credit Agreement (Restricted Payments).  Section 7.5(g) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(g)                            Parent, Levtran Acquisition and DTLR may pay as and when due and payable (i) the amounts permitted to be paid under the Management Services Agreement to the extent expressly permitted by the Management Services Agreement Subordination Agreement, (ii) a closing fee not in excess of $525,000, which fee (x) constitutes the fee payable pursuant to Section 4(a)(iii)(C) of the Management Services Agreement on account of the “Significant Transaction” (as defined in the Management Services Agreement) consisting of the Closing of this Agreement and the other Loan Documents, and (y) shall be payable on the Closing Date and (iii) a transaction fee not in excess of $402,750, which fee (x) constitutes the fee payable pursuant to the Management Services Agreement, and (y) shall be payable on the Amendment No. 2 Effective Date; and”

10.       Amendment to Section 7.10 of the Credit Agreement (Subordinated Debt).  Section 7.10(e) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(e)                            Except as expressly permitted in the Seller Subordinated Note Subordination Agreement, the Credit Parties shall not (i) make any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off or otherwise) on account of, or in respect of, the Seller Subordinated Note or (ii) amend, restate, replace, supplement or otherwise modify the Seller Subordinated Note; provided, that, the Credit Parties may repay in full the Indebtedness evidenced by the Seller

Subordinated Note, together with any accrued but unpaid interest, fees or other obligations in respect thereof, on the Amendment No. 2 Effective Date.”

11.       Amendment to Section 7.13 of the Credit Agreement (Store Openings; Store Closings.  Section 7.13(a) and Section 7.13(b) of the Credit Agreement are hereby amended and restated in their respective entireties, to read as follows:

“(a)                           [Intentionally omitted].

(b)                                 After the Amendment No. 2 Effective Date, without the prior written consent of Agent and Documentation Agent, Credit Parties will not, and will not permit their Subsidiaries to, enter into any new commitments to open any New Operating Unit if the Credit Parties do not already own or lease the land on which such New Operating Unit is to be developed (including without limitation entering into any lease, purchase agreement, construction contract or other agreement or arrangement relating to the acquisition, build-out or refurbishment of any property in connection with the opening or anticipated opening of a New Operating Unit), if at such time (a) a Default or Event of Default is then existing, (b) the Total Debt Leverage Ratio (as defined in Exhibit B-1) as at the end of the most recently ended Test Period is not less than the sum of (x) the maximum ratio set forth in the table in paragraph 1 of Exhibit B-1 opposite the corresponding Test Period minus (y) 0.20, (c) the Senior Debt Leverage Ratio (as defined in Exhibit B-1) as at the end of the most recently ended Test Period is not less than the sum of (x) the maximum ratio set forth in the table in paragraph 2 of Exhibit B-1 opposite the corresponding Test Period minus (y) 0.20, (d) Parent has not delivered to the Agent, Documentation Agent and each Lender a completed Compliance Certificate (attaching a schedule showing the calculations of the Total Debt Leverage Ratio and the Senior Debt Leverage Ratio) certified on behalf of Parent by a Responsible Officer and dated as of the last day of the most recently ended Fiscal Month, and (e) the Credit Parties have not received the prior written consent of Nike, Inc. (or one of its affiliates) to open such New Operating Unit.”

12.       Amendment to Section 1 of Exhibit B-1 to the Credit Agreement (Total Debt Leverage Ratio).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 1 thereto and substituting the following table therefor:

“Date	Maximum Ratio
January 29, 2011	3.75:1.00
April 30, 2011	3.75:1.00
July 30, 2011	3.75:1.00
October 29, 2011	2.75:1.00
January 28, 2012	2.50:1.00
April 28, 2012	2.50:1.00
July 28, 2012	2.50:1.00
October 27, 2012	2.50:1.00
February 2, 2013	3.50:1.00
May 4, 2013	3.50:1.00

August 3, 2013	3.50:1.00
November 2, 2013	3.50:1.00
February 1, 2014	3.25:1.00
May 3, 2014	3.00:1.00
August 2, 2014	2.85:1.00
November 1, 2014	2.75:1.00
January 31, 2015	2.75:1.00
May 2, 2015	2.50:1.00
August 1, 2015	2.50:1.00
October 31, 2015	2.50:1.00”

13.       Amendment to Section 2 of Exhibit B-1 to the Credit Agreement (Senior Debt Leverage Ratio).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 2 thereto and substituting the following table therefor:

“Date	Maximum Ratio
January 29, 2011	2.00:1.00
April 30, 2011	2.00:1.00
July 30, 2011	2.00:1.00
October 29, 2011	1.00:1.00
January 28, 2012	1.00:1.00
April 28, 2012	1.00:1.00
July 28, 2012	1.00:1.00
October 27, 2012	1.00:1.00
February 2, 2013	1.00:1.00
May 4, 2013	1.00:1.00
August 3, 2013	1.00:1.00
November 2, 2013	1.00:1.00
February 1, 2014	1.00:1.00
May 3, 2014	1.00:1.00
August 2, 2014	1.00:1.00
November 1, 2014	1.00:1.00
January 31, 2015	1.00:1.00
May 2, 2015	1.00:1.00
August 1, 2015	1.00:1.00
October 31, 2015	1.00:1.00”

14.       Amendment to Section 3 of Exhibit B-1 to the Credit Agreement (Minimum EBITDA).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 3 thereto and substituting the following table therefor:

“Date	Minimum EBITDA
January 29, 2011	$10,750,000
April 30, 2011	$10,750,000

July 30, 2011	$10,750,000
October 29, 2011	$10,750,000
January 28, 2012	$10,750,000
April 28, 2012	$11,500,000
July 28, 2012	$11,500,000
October 27, 2012	$11,500,000
February 2, 2013	$15,000,000
May 4, 2013	$15,000,000
August 3, 2013	$15,000,000
November 2, 2013	$15,000,000
February 1, 2014	$15,000,000
May 3, 2014	$16,000,000
August 2, 2014	$16,000,000
November 1, 2014	$16,250,000
January 31, 2015	$16,250,000
May 2, 2015	$17,000,000
August 1, 2015	$17,000,000
October 31, 2015	$17,000,000	”

15.       Amendment to Section 4 of Exhibit B-1 to the Credit Agreement (Fixed Charge Coverage Ratio).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 4 thereto and substituting the following table therefor:

“Date	Minimum Ratio
January 29, 2011	1.35:1.00
April 30, 2011	1.35:1.00
July 30, 2011	1.35:1.00
October 29, 2011	1.35:1.00
January 28, 2012	1.35:1.00
April 28, 2012	1.35:1.00
July 28, 2012	1.35:1.00
October 27, 2012	1.35:1.00
February 2, 2013	0.80:1.00
May 4, 2013	0.80:1.00
August 3, 2013	0.80:1.00
November 2, 2013	0.80:1.00
February 1, 2014	0.80:1.00
May 3, 2014	1.00:1.00
August 2, 2014	1.00:1.00
November 1, 2014	1.00:1.00
January 31, 2015	1.00:1.00
May 2, 2015	1.00:1.00
August 1, 2015	1.00:1.00
October 31, 2015	1.00:1.00”

16.       Amendment to Section 5 of Exhibit B-1 to the Credit Agreement (Capital Expenditures).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 5 thereto and substituting the following table therefor:

“Date	Limitation
January 29, 2011	$2,750,000
January 28, 2012	$3,750,000
February 2, 2013	$4,500,000
February 1, 2014	$6,750,000
January 31, 2015	$6,750,000	”

17.       Amendment to Section 7 of Exhibit B-1 to the Credit Agreement (Defined Terms).  The definitions of “EBITDA” and “Fixed Charges” set forth in Section 7 of Exhibit B-1 to the Credit Agreement are hereby amended and restated in their respective entireties, to read as follows:

“‘EBITDA’ shall mean for the Credit Parties, on a consolidated basis, the sum, without duplication, of the following: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash and/or non-recurring charges and expenses approved by Agent and Documentation Agent, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, (g) fees payable under the Management Services Agreement, (h) the amount by which rent expense in accordance with GAAP exceeds cash rent expense, (i) prior owner compensation and benefits paid or accrued on or prior to the Closing Date, (j) advisory and consulting fees and expenses paid or accrued (including to prior owners and directors) on or prior to the Closing Date, (k) expenses incurred in connection with this Agreement, (l) non-cash charges related to management option plans, (m) interest and dividends on preferred stock, (n) fees and expenses incurred in connection with any sale of Capital Stock or an initial Public Offering of the Parent or its Subsidiaries, (o) non-recurring expenses, (p) bonus payments to management in an aggregate amount equal to $1,035,000 during the Fiscal Quarter ending October 27, 2012, (q) Distributions in respect of bonus payments to management in an aggregate amount equal to $190,000 on the Amendment No. 2 Effective Date, (r) fees and expenses incurred in connection with the transactions contemplated to occur on the Amendment No. 2 Effective Date in an amount not exceeding $1,000,000, less the sum of (x) gain from any sale of assets, other than sales in the ordinary course of business, plus (y) all non-cash and/or non-recurring income, approved by Agent and Documentation Agent, all of the foregoing determined in accordance with GAAP.”

“‘Fixed Charges’ shall mean the sum of the following for the Credit Parties on a consolidated basis: (a) Total Debt Service, (b) dividends and/or Distributions paid in cash to the stockholders, members or other equity holders of the Credit Parties (excluding any dividend or Distribution made on the Amendment No. 2 Effective Date), and (c) cash paid for stock repurchases, membership repurchases or other equity repurchases and/or redemptions. “

18.       Amendment to Exhibit C-1 to the Credit Agreement (Reporting Requirements).  Schedule C-1 to the Credit Agreement is hereby amended by deleting the table set forth therein and substituting the table set forth on Appendix I to this Amendment therefor.

19.       Amendment to Schedule A to the Credit Agreement (Term Loan A Commitments).  Schedule A to the Credit Agreement is hereby amended by deleting the table setting forth the Commitments of the Term Loan A Lenders and substituting the table set forth on Appendix II to this Amendment therefor.

20.       Representations and Warranties.  In order to induce the Agent, the Documentation Agent and the Lenders to enter into this Amendment, the Credit Parties hereby represent and warrant that:

(a)                                 No Default; Solvency.  As of the Amendment No. 2 Effective Date (defined below), both immediately prior to and after giving effect to the transactions contemplated hereunder to occur on the Amendment No. 2 Effective Date, (i) no Default or Event of Default has occurred or is continuing and (ii) the Credit Parties, on a consolidated basis, are Solvent.

(b)                                 Representations and Warranties True and Correct.  As of the Amendment No. 2 Effective Date, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects before and after giving effect to the funding of the additional Term Loan A on the Amendment No. 2 Effective Date (except to the extent that (x) such representations and warranties relate solely to an earlier date in which case they are true and correct in all respects as of such earlier date and (y) such representations and warranties are already qualified by “Material Adverse Effect” or materiality, in which case they are true and correct in all respects).

(c)                                  Corporate Power, Etc.  Each Credit Party (a) has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Amendment.  The Credit Parties are entering into this Amendment in accordance with Section 10.4 of the Credit Agreement.

(d)                                 No Conflict.  The execution, delivery and performance by the Credit Parties of this Amendment will not (a) violate any applicable law, statute, rule, regulation, ordinance or tariff, or any order, injunction, writ or decree of any Governmental Authority binding on any such Credit Party or any of their respective Properties, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any such Credit Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Credit Party, (d) violate any provisions of the Organizational Documents of any such Credit Party, or (e) require any unobtained approval of any such Credit Party’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of any such Credit Party.

(e)                                  Binding Effect.  This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

21.                               Conditions Precedent.  This Amendment shall be effective immediately on the first date upon which the parties hereto have fulfilled, in a manner satisfactory to the Agent, the Documentation Agent and the Lenders, all of the following conditions precedent set forth in this Section (such date being the “Amendment No. 2 Effective Date”):

(a)                                 Execution of the Amendment.  Each of the parties hereto shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission, with originals to follow by overnight mail) the same to the Agent and the Documentation Agent.

(b)                                 Execution of a Flow of Funds Letter.  Each of the Credit Parties, the Agent and the Documentation Agent shall have executed an original counterpart of a flow of funds letter (the “Flow of Funds Letter”), in form and substance satisfactory to the Agent and the Documentation Agent, which shall provide, among other things, for the payment in full of the Indebtedness evidenced by the Seller Subordinated Note and all obligations related thereto.

(c)                                  Seller Subordinated Note Payoff Letter.  The Borrowers shall have delivered to the Agent and the Documentation Agent a payoff letter, in form and substance satisfactory to the Agent and the Documentation Agent, with respect to the outstanding Indebtedness evidenced by the Seller Subordinated Note and all obligations related thereto.

(d)                                 Payment of Structuring Fee.  The Borrowers shall have paid to the Documentation Agent, for the sole account of the Documentation Agent, a non-refundable structuring fee in an amount equal to $268,500, which shall be deemed fully earned when paid.

(e)                                  Payment of Closing Fee.  The Borrowers shall have paid to the Documentation Agent, for the benefit of the Term Loan A Lenders that are providing the additional Term Loan A on the Amendment No. 2 Effective Date, a non-refundable closing fee in an amount equal to $268,500, which shall be deemed fully earned when paid.

(f)                                   Delivery of Opinions. Agent and Documentation Agent shall have received written legal opinions of Dechert LLP and Whiteford, Taylor & Preston L.L.P., counsel for the Credit Parties, in each case as to such matters as Agent and Documentation Agent may request and in form and substance satisfactory to Agent and Documentation Agent.

(g)                                  Consents. Agent and Documentation Agent shall be satisfied with all corporate and other proceedings, documents, instruments and other legal matters (including, without limitation, authorization of the Borrowers to enter into this Amendment) in connection with the transactions contemplated by this Amendment.

(h)                                 Solvency Certificate.  Agent and Documentation Agent shall have received a certificate of a Responsible Officer of each Credit Party, in form and substance satisfactory to Agent and Documentation Agent (a “Solvency Certificate”), certifying that the Credit Parties, on a consolidated basis, are Solvent after giving effect to the transactions contemplated to occur on the Amendment No. 2 Effective Date.

(i)                                     No Revolving Loans.  As of the Amendment No. 2 Effective Date, and after giving effect to the transactions contemplated by this Amendment (including, without limitation, the payment of any fees and expenses owing hereunder), there shall be no outstanding Revolving Loans.

(j)                                    Payment in Full of Seller Subordinated Note.  As of the Amendment No. 2 Effective Date, after giving effect to the additional Term Loan A to be made on the Amendment No. 2 Effective Date, the Indebtedness evidenced by the Seller Subordinated Note and all obligations related thereto shall have been paid in full.

(k)                                 Total Debt Leverage Ratio.  Agent and Documentation Agent shall have received a certificate executed by a Responsible Officer of each Credit Party, in form and substance satisfactory to Agent and Documentation Agent, certifying that as of the Amendment No. 2 Effective Date, after giving effect to the additional Term Loan A to be made on the Amendment No. 2 Effective Date, the Total Debt Leverage Ratio of the Credit Parties on a consolidated basis is not greater than 3.00 to 1.00.

(l)                                     Consolidated Unaudited Financial Statements.  Agent and Documentation Agent shall have received copies of the Credit Parties’ consolidated unaudited financial statements (together with the related materials described in clause (a)(ii) of Exhibit C-1 to the Credit Agreement) for the most recent monthly period available (which in no event will be more than 30 days after the most recent calendar month ended as of the Amendment No. 2 Effective Date), in form and substance satisfactory to Agent and Documentation Agent, and certified by a Responsible Officer of the Parent as complying with the representations and warranties set forth in Section 5.9 of the Credit Agreement and otherwise complying with the requirements of clause (a)(ii) of Exhibit C-1 to the Credit Agreement.

(m)                             No Material Adverse Effect.  Agent and Documentation Agent shall be satisfied that since January 28, 2012, there has been no event or condition which would constitute a Material Adverse Effect or which would reasonably be expected to result in a Material Adverse Effect.

(n)                                 Representations and Warranties.  As of the Amendment No. 2 Effective Date, the representations and warranties set forth in Section 20 hereof shall be true and correct.

22.                               Post Closing Covenant; Payment of Amendment Fee.  The Borrowers shall pay to the Agent, for the sole account of Wells Fargo, a non-refundable amendment fee in an amount equal to $25,000, which fee shall be deemed fully earned on the Amendment No. 2 Effective Date, but shall be payable on January 2, 2013.  The Borrowers hereby authorize the Agent to make an Advance on January 2, 2013 to pay such fee.

23.                               Waiver; Consent.  Subject to the terms and conditions set forth herein, the Agent, the Documentation Agent and the Required Lenders hereby (i) waive the thirty (30) Business Day notice requirement set forth in Section 7.9(a) of the Credit Agreement in connection with the proposed amendment to the by-laws of DTLR to be entered into on or about the Amendment No. 2 Effective Date, and (ii) hereby consent, notwithstanding anything to the contrary set forth in Section 7.10(b) of the Credit Agreement, to the amendment and restatement of the Management Services Agreement on or about the Amendment No. 2 Effective Date, in the form attached as Exhibit A hereto.  The foregoing waiver and consent shall not constitute (a) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (b) except as expressly set forth herein, a waiver of, or consent to, any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document, (c) any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Agent, the Documentation Agent, the Lenders or the other Lender Parties under the Credit Agreement or any other Loan Document, or (d) except as expressly set forth herein, a waiver, release or limitation upon the exercise by any Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

24.                               Miscellaneous.

(a)                                 Continuing Effect.  Except as specifically provided herein (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects; it is understood and agreed by the parties hereto that this Amendment constitutes a Loan Document and all references in any Loan Documents on and after the Amendment No. 2 Effective Date to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (ii) to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent, a Lien on any collateral as security for the Obligations of the Borrowers or any other Credit Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(b)                                 No Waiver; Reservation of Rights.  This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Amendment to the contrary, the Agent, the Documentation Agent and the other Lender Parties expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default (other than as set forth herein).

(c)                                 Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW

PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d)                                 Severability.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.  The foregoing shall apply to each other Loan Document mutatis mutandis.  A complete set of counterparts shall be lodged with each of the Borrower Funds Administrator and the Documentation Agent.

(f)                                   Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g)                                  Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Documentation Agent, the Agent and the other Lender Parties and their respective successors and assigns.

(h)                                 Expenses.  Without limiting their obligations under Section 12.7 of the Credit Agreement, the Credit Parties agree that they will pay the Agent and the Documentation Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent and the Documentation Agent (who may be employees of the Agent or the Documentation Agent), incurred by the Agent or the Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i)                                     Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(j)                                    Release.  The Credit Parties hereby acknowledge and agree that no Credit Party has, as of the date of this Amendment, any defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to repay the obligations or to seek affirmative relief or damages of any kind or nature from Agent, Documentation Agent, the Lenders or the other Lender Parties.  The Credit Parties hereby voluntarily and knowingly release and forever discharge Agent, Documentation Agent, the Lenders, the other Lender Parties and each of their respective predecessors, agents, employees, attorneys, successors and assigns (collectively, the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, or at law or in equity, in any case originating in whole or in part on or before the date this Amendment is executed that any Credit Party may now or hereafter have against the Released Parties, if any, irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and that arise from any Loans, the exercise of any rights and remedies under the Credit Agreement or other Loan Documents, and/or negotiation for and execution of this Amendment, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:	DTLR, INC.

	By:	/s/ Glenn Gaynor
Name: Glenn Gaynor
Title: President

GUARANTORS:	DTLR HOLDING, INC.

	By:	/s/ Glenn Gaynor
Name: Glenn Gaynor
Title: President

LEVTRAN ENTERPRISES ACQUISITION, INC.

	By:	/s/ Glenn Gaynor
Name: Glenn Gaynor
Title: President

AGENT AND REVOLVING LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Emily Abrahamson
Name: Emily Abrahamson
Title: Authorized Signatory

DOCUMENTATION AGENT:	GOLUB CAPITAL LLC

	By:	/s/ Gregory w. Cashman
Name: Gregory W. Cashman
Title: Senior Managing Director

TERM LOAN A LENDER:	GC SBIC IV, L.P.

By: GC SBIC IV - GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Manager

TERM LOAN A LENDER:	LEG PARTNERS III SBIC, L.P.

By: Golub PS-GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Vice President

TERM LOAN A LENDER:	GC 2009 MEZZANINE PARTNERS, L.P.

By: GC Advisors LLC, its Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Senior Managing Director

TERM LOAN A LENDER:	GC PARTNERS INTERNATIONAL LTD.

By: GC Investment Management LLC, its Manager

	By:	/s/ Kevin P. Falvey
Name: Kevin P. Falvey
Title: Authorized Signatory

TERM LOAN A LENDER:	GOLUB CAPITAL BDC 2010-1 LLC

By: GC Advisors LLC, its Collateral Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Senior Managing Director

TERM LOAN A LENDER:	GC FINANCE OPERATIONS LLC

By: GC Advisors LLC, its Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Senior Managing Director

TERM LOAN A LENDER:	GOLUB CAPITAL BDC FUNDING LLC

By: GC Advisors LLC, its Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Senior Managing Director